Exhibit 99.1
COLEMAN CABLE, INC. CONTINUES TO EXPAND ITS NORTH
AMERICAN BUSINESS THROUGH DEFINITIVE AGREEMENT TO
ACQUIRE THE ELECTRICAL PRODUCTS BUSINESS
OF KATY INDUSTRIES, INC.
Acquisition expected to be accretive to earnings in 2008
WAUKEGAN, Ill. — November 2, 2007 — Coleman Cable, Inc. (Nasdaq: CCIX), a leading manufacturer and innovator of electrical and electronic wire and cable products, announced it has entered into a definitive agreement to acquire the electrical products business of Katy Industries, Inc. (Katy) (OTC Bulletin Board: KATY), which operates in the United States as Woods Industries, Inc. (Woods U.S.) and in Canada as Woods Industries (Canada) Inc. (Woods Canada). The principal business of Woods U.S. and Woods Canada is the design and distribution of consumer electrical corded products, which are sold principally to national home improvement, mass merchant, hardware and other retailers.
Coleman Cable will purchase certain assets of the U.S. subsidiary and all the stock of the Canadian subsidiary for a total cash purchase price of $45 million (which does not include the effect of post-closing working capital adjustments). Included in the acquisition is net working capital in excess of $41 million. The Company plans a permanent reduction of working capital of $12 to $15 million within three months of the closing, thereby enabling a reduction in the acquisition debt by a like amount. Coleman Cable will utilize its current revolving credit facility to fund the purchase price. The closing of the transaction is subject to customary closing conditions and is expected to occur effective November 30, 2007.
For the full year of 2008, Coleman Cable estimates that the acquisition will contribute to its financial results approximately $125 million of additional revenues, approximately $10 million of additional operating income and approximately $0.20 of additional earnings per share.
Coleman Cable expects to derive additional benefits from the acquisition over time through cross-selling opportunities, logistics and purchasing synergies, and the implementation of best practices throughout the entire organization.
Strategic Rationale
•	Improved customer and product diversification

•	Enhanced market presence and penetration in Canada

•	Expanded U.S. footprint with very little customer overlap

•	Significantly expanded engineering and sourcing platform in Asia

•	Manufacturing synergies are expected to have a positive impact on profitability and working capital
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Coleman Cable, Inc. Continues To Expand Its North American Business Through Definitive Agreement To Acquire The Electrical Products Business Of Katy Industries, Inc.

•	The combination of Coleman Cable’s consumer segment with Woods U.S. is expected to create product, merchandising and significant cost-saving synergies beginning in the latter half of 2008, which should be fully realized in 2009
Gary Yetman, president and CEO of Coleman Cable, said, “The acquisition of Katy’s electrical product business is truly a unique opportunity to broaden our U.S. and Canadian presence and increase market leadership. We believe this transaction enhances Coleman Cable’s position as a preeminent supplier of assembled wire and cable products in the U.S. and Canada. Coleman Cable has a solid track record of integrating acquisitions, maximizing synergies and increasing economic value for the Company and its shareholders. In the first half of 2008, we will work to rationalize these two businesses, substantially reduce working capital, and create significant synergistic opportunities in both manufacturing and distribution.”
Description of Woods Business
The Woods U.S. business is headquartered in Indianapolis and distributes consumer electrical corded products and electrical accessories. Examples of Woods U.S. products include outdoor and indoor extension cords, work lights, surge protectors and power strips. The products are sold primarily through national home improvement, mass merchant, hardware, and other retail outlets in the United States.
Woods Canada is headquartered in Toronto and distributes consumer electrical corded products and electrical accessories. In addition to the products listed above for Woods U.S., Woods Canada’s primary product offerings include garden lighting and timers. These products are sold primarily through major home improvement, mass merchant, hardware, and other retail outlets in Canada.
Transaction Details
Under the terms of the transaction, which has been approved by Coleman Cable’s board of directors, Coleman Cable will acquire certain assets of the U.S. subsidiary and all the stock of the Canadian subsidiary. The purchase price is subject to adjustment to take into account the net effect of any working capital adjustments. The transaction is subject to the satisfaction of customary closing conditions. The transaction is expected to close on November 30, 2007. William Blair & Company L.L.C. acted as the exclusive financial advisor to Coleman Cable in connection with the transaction.
Third Quarter Update
The Company is confirming its third quarter guidance, which is expected to be towards the high end of its previously announced revenue guidance of $247 to $252 million and Adjusted EBITDA guidance of $20 to $23 million. In the second quarter, Adjusted EBITDA was $24.9 million, Adjusted Earnings per Share were $0.51, and the Company’s Total Debt to Proforma Adjusted EBITDA ratio was 3.8 times at June 30, 2007. Please view Supplemental Reconciliation Schedule: Exhibits I and II for a reconciliation of Adjusted EPS, Adjusted EBITDA, and Total Debt to Proforma Adjusted EBITDA.
Acquisition Conference Call and Webcast Information
Coleman Cable plans to host a conference call for investors and analysts to discuss the transaction on Monday, November 5, 2007 at 11:00 am EST. A live broadcast of the conference call, along with accompanying visuals, will be available on-line through the Company’s Web site at http://investors.colemancable.com/events.cfm. The webcast will be archived for 90 days.
Third-Quarter Financial Results Conference Call and Webcast Information
As a reminder, Coleman Cable will release third-quarter 2007 financial results on Tuesday, November 13, 2007, after the market closes. The Company has also scheduled its conference call for Wednesday,
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Coleman Cable, Inc. Continues To Expand Its North American Business Through Definitive Agreement To Acquire The Electrical Products Business Of Katy Industries, Inc.

November 14, 2007, at 10:00 a.m. central time. Hosting the call will be Gary Yetman, president and CEO, and Richard Burger, executive vice president and CFO. A live broadcast of Coleman Cable’s conference call, along with accompanying visuals, will be available on-line through the Company’s Web site at http://investors.colemancable.com/events.cfm. The webcast will be archived for 90 days.
About Coleman Cable, Inc.
Coleman Cable, Inc. is a leading manufacturer and innovator of electrical and electronic wire and cable products for the security, sound, telecommunications, electrical, commercial, industrial, and automotive industries. With extensive design and production capabilities and a long-standing dedication to customer service, Coleman Cable, Inc. is the preferred choice of cable and wire users throughout the United States. The company is located at 1530 Shields Drive, Waukegan, IL 60085.
Various statements included in this release regarding the proposed transaction, its expected financial and operating effects, the timing and completion of the proposed transaction and any other statements about Coleman Cable, Inc.’s (“Coleman”) future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors out of our control that could result in our not consummating the acquisition (such as the failure to satisfy closing conditions or the occurrence of a material adverse effect) or that could cause the actual results of the acquisition to differ materially from those indicated by such forward-looking statements, including: the ability to realize the anticipated benefits of the transaction described above, intense competition in Coleman’s industry, the adverse reaction of suppliers and customers to the change in control; unknown circumstances regarding the acquired businesses; changes in government regulation, failure to manage the integration of the acquired businesses and other risks that are set forth in Coleman’s Annual Report on Form 10-K for the year ended December 31, 2006. In addition, any forward-looking statements represent Coleman’s views only as of today and should not be relied upon as representing its views as of any subsequent date. While Coleman may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change and, therefore, you should not rely on these forward-looking statements as representing Coleman’s views as of any date subsequent to today.
CCIX-G
Investor Contacts:
Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com
Kristine Walczak, Dresner Corporate Services, 312-780-7205, kwalczak@dresnerco.com
Supplemental Reconciliation Schedule
With the acquisition of Copperfield in April 2007, and since our equity offering in October 2006, which included the conversion of Coleman Cable from an S-Corporation to a C-Corporation, comparing quarterly and period results year over year has become more complex. In an effort to better assist investors in understanding its financial results, we have provided in this release Adjusted Net Income, Adjusted Earnings Per Share (EPS), EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA, which are measures not defined under accounting principles generally accepted in the United States (GAAP). Management believes these numbers are useful to investors in understanding the results of operations because they illustrate the impact that interest, taxes, depreciation, amortization and certain other matters had on results.

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Coleman Cable, Inc. Continues To Expand Its North American Business Through Definitive Agreement To Acquire The Electrical Products Business Of Katy Industries, Inc.

Exhibit I: Coleman Cable EBITDA and Adjusted EBITDA

$ in millions [1]	Q3 2006		Q4 2006		Q1 2007		Q2 2007	LTM
EBITDA
Net income (loss)	$9.8		$1.7		$2.8		$4.1	$18.4
Interest expense—net	4.2		3.4		3.1		8.1	18.8
Income tax expense	0.2		1.8		1.7		2.4	6.1
Depreciation and amortization expense	1.3		1.4		1.1		6.4	10.2

Coleman EBITDA	15.5		8.3		8.7		21.0	53.5
Copperfield EBITDA	8.7	[2]	8.7	[2]	6.1	[3]	NA 4	23.5

Consolidated EBITDA	$24.2		$17.0		$14.8		$21.0	$77.0

Adjustments to EBITDA
Restructuring charges	0.9		0.2		0.4		0.2	1.7
Stock based compensation	—		1.4		1.0		1.0	3.4
Tax Matters Agreement	—		0.5		—		—	0.5
Consulting fees	—		0.8		—		—	0.8
Copperfield deal expenses	—		—		5.7		—	5.7
Copperfield inventory step-up	—		—		—		2.7	2.7

Total Adjusted EBITDA	$25.1		$19.9		$21.9		$24.9	$91.8

Total debt [5]							$346.2
Total debt to Adjusted EBITDA								3.8x

[1]	For presentation purposes rounding differences may occur

[2]	Copperfield LLC 2006 EBITDA by quarter was derived by taking full year 2006 and dividing by 4

[3]	Copperfield LLC Q1 2007 EBITDA was $6.1 million; inclusive of $5.7 million of deal related expenses

[4]	Copperfield LLC was acquired April 1, 2007 and is consolidated thereafter with Coleman

[5]	Total debt is net of cash
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Coleman Cable, Inc. Continues To Expand Its North American Business Through Definitive Agreement To Acquire The Electrical Products Business Of Katy Industries, Inc.

Exhibit II: Coleman Cable Adjusted Net Income and Adjusted EPS

	Q2 2007
As Reported
Net sales		$247.0
Income before income taxes		6.5
Income tax expense		2.4

Net income		$4.1

Earning per share data
Net income per share
Basic		$0.24
Diluted		$0.24
Weighted average common shares outstanding
Basic		16.8
Diluted		16.9
Adjusted
Income before income taxes		6.5
Stock based compensation		1.0	[2]
Inventory step-up		2.7	[3]
Intangible asset amortization		2.5	[3]
Incremented depreciation expense		0.9	[3]

Adjusted income before income taxes		13.6
Pro forma income tax expense		5.0

Net income		$8.6

Earning per share data
Net income per share
Basic		$0.51
Diluted		$0.51
Weighted average common shares outstanding
Basic		16.8
Diluted		16.9

[1]	For presentation purposes rounding differences may occur

[2]	Non-cash stock compensation expense incurred post the equity offering in October 2006 with the adoption of a non-qualified stock option plan

[3]	Non-cash expenses directly associated with the allocation purchase price of Copperfield; approximated 41% of which are tax deductible.